Exhibit 12


             GTE HAWAIIAN TELEPHONE COMPANY INCORPORATED

    STATEMENT OF CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

                       (Thousands of Dollars)








                     Nine Months                Nine Months Years
Ended December 31
                     Ended Sept. 30, Ended Sept. 30,
                        1994(a)        1994     1993(b)     1993 1992
1991                1990    1989
                      _______ _____ _______     ____  ____  ____ ____
____

Net earnings available for fixed charges:
    Net income (loss) (c)$36,585$29,964$50,291$(5,042)$43,590$46,698
$51,963            $48,340
    Add - Income tax expense (benefit)19,45615,32824,170(9,865)24,228
16,115              12,015 9,304
        - fixed charges30,06130,06136,32736,32734,21438,24335,24432,
352
                    ________________________________________________
_______

Adjusted earnings: $86,102$75,353$110,788$21,420$102,032$101,056$99,
222                $89,996


Fixed charges:
   Interest expense$26,417$26,417$31,660$31,660$29,214$33,843$30,811
$29,085
   Portion of rent expense
      representing interest3,644  3,644 4,667 4,6675,000  4,4004,433
3,267
                     _____ _____ ____________________________________

Adjusted fixed charges:$30,061$30,061$36,327$36,327$34,214$38,243$35
,244               $32,352


CONSOLIDATED RATIOS OF EARNINGS TO
      FIXED CHARGES:    2.86  2.51   3.05  0.59  2.98 2.64  2.82 2.78










____________

(a) Excludes increased operating expenses related to the adoption, effective January 1, 1993, of Statement of Financial Accounting Standards (SFAS) No. 106 "Employers' Accounting for Postretirement Benefits Other than Pensions" on a delayed recognition basis.

(b) Excludes increased operating expenses related to a one-time restructuring charge for the implementation of a re-engineering plan and the adoption of SFAS No. 106, partially offset by the recognition of a settlement gain on the enhanced early retirement and voluntary separation programs offered to eligible employees in 1993.

(c) Includes allowance for funds used during construction.










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